Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Scott P. Youngstrom, in his capacity as Chief Financial Officer of ReShape Lifesciences Inc., hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 to which this Certification is attached as Exhibit 32.2 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of ReShape Lifesciences Inc. as of, and for, the periods covered by the Report.

By:	/s/ SCOTT P. YOUNGSTROM
Scott P. Youngstrom
Chief Financial Officer, Senior Vice President, Finance

Date: August 16, 2019